UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 15, 2012


                                Guar Global Ltd.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-52929
                            (Commission File Number)

                                   98-0540833
                        (IRS Employer Identification No.)

                     8275 Southern Eastern Avenue, Suite 200
                            Las Vegas, Nevada, 89123
               (Address of principal executive offices)(Zip Code)

                                 (702) 990-8402
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 15, 2012, the board of directors of Guar Global Ltd. (the "Company") appointed Charz Kelso a director the Company. Mr. Kelso, age 35, is now one of two members of the board of directors, with Joselito Christopher G. Imperial being the other director.

From September 2010 until March 2012, Mr. Kelso was the Director of business development for Beyond Health International, a company now merged with a company in China. Mr. Kelso was the founder of Beyond Health International, whose business was the marketing and sales of structured water from California, a slimming machine from Italy, a skin care line from Canada and a supplement line from Australia. From 2007 until 2010, Mr. Kelso acted as a sole proprietor consulting to businesses regarding marketing of products and brands.

Mr. Kelso does not have any agreement, arrangement or understanding with the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Guar Global Ltd.
                                      (Registrant)


Date: October 16, 2012                By: /s/ Joselito Christopher G. Imperial
                                         ---------------------------------------
                                      Name:  Joselito Christopher G. Imperial
                                      Title: President

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